UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2007
POPULAR, INC.
(Exact name of registrant as specified in its charter)

PUERTO RICO	000-13818	66-0667416

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

209 MUNOZ RIVERA AVENUE HATO REY, PUERTO RICO		00918

(Address of principal executive offices)		(Zip code)
(787) 765-9800

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On August 30, 2007, Popular, Inc. and Citigroup Global Markets, Inc. announced the signing of a definitive agreement under which Popular Securities, Inc., a wholly owned subsidiary of Popular, Inc. will acquire the operations of broker-dealer Smith Barney in Puerto Rico. Smith Barney is a division of Citigroup Global Markets, Inc. As of June 30, 2007, Smith Barney’s securities business in Puerto Rico consisted of approximately $1.8 billion in assets under management, approximately 15,000 accounts and 42 employees, including 26 financial advisors. The transaction is subject to regulatory approvals and other customary closing conditions.
A copy of Popular, Inc.’s press release announcing the transaction is attached as exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
99.1 News release dated August 30, 2007, announcing that Popular Securities, Inc. and Citigroup Global Markets, Inc. signed a definitive agreement under which Popular Securities, Inc. will acquire the Puerto Rico operations of broker-dealer Smith Barney.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: August 31, 2007	By:	/s/ Ileana Gonzalez
Ileana Gonzalez
Senior Vice President and Comptroller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated August 30, 2007